EXHIBIT 23(A)




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated January 15, 1999  accompanying  the consolidated financial statements of Community Bank of New jersey (registrant currently named, Community Bancorp of New Jersey) and Subsidiaries appearing in Form 10-KSB, as filed with the Federal Deposit Insurance Corporation for the year ended December 31, 1998, which is included in this Registration Statement. We consent to the inclusion in the Registration Statement of the aforementioned report.



/s/GRANT THORNTON LLP
January 14, 2000